EXHBIT 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Arch Coal, Inc. on Form S-8 (File No. 333-_____) of our report dated April 7, 1998, on our audits of the consolidated financial statements of ARCO Coal and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995.


/s/ Pricewaterhouse Coopers LLP
Denver, Colorado
November 30, 1998